UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 12, 2008
H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 12, 2008, H&R Block, Inc. (the “Company”) and Block Financial LLC (“BF”), an indirect wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Ameriprise Financial, Inc. (“Ameriprise”), to sell all of the outstanding shares of capital stock of HRB Financial Corporation (“HRB Financial”) to Ameriprise. HRB Financial owns H&R Block Financial Advisors, Inc. (“HRBFA”), the Company’s securities brokerage business.
The Purchase Agreement provides for a purchase price of $315,000,000 in cash, subject to working capital and investment advisor retention adjustments to occur at closing. The transaction is subject to certain closing conditions, including (i) the expiration of the applicable Hart-Scott-Rodino Act waiting period, (ii) filings with, and approvals or non-objections from, the Financial Industry Regulatory Authority, and (iii) other customary closing conditions. Either party may terminate the Purchase Agreement if the transaction does not close by February 12, 2009, although, either party may extend the termination date to June 28, 2009 to satisfy regulatory approval closing conditions.
The Company and BF have agreed to indemnify Ameriprise for losses related to certain breaches of representations, warranties and covenants contained in the Purchase Agreement. The Company and BF have also agreed to indemnify Ameriprise for (i) certain Employee Retirement Income Security Act of 1974 liabilities, (ii) losses related to the Company’s Express IRA product, (iii) Fair Labor Standards Act (“FLSA”) related liabilities in excess of the amount reserved for FLSA liabilities on HRBFA’s balance sheet, and (iv) losses related to the Company’s business.
The Purchase Agreement also provides for the Company to enter into agreements that will (i) require the Company to provide Ameriprise and HRBFA with currently existing tax referral programs between the Company and HRBFA for three years after the closing and (ii) require Ameriprise to maintain a certain level of HRBFA client deposits with H&R Block Bank (an indirect wholly owned subsidiary of the Company) for two years after the closing.
The foregoing description of the Purchase Agreement and the transaction is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this Current Report on Form 8-K by reference.
9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement by and between H&R Block, Inc., Block Financial LLC and Ameriprise Financial, Inc., dated as of August 12, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: August 13, 2008	By:	/s/ Andrew J. Somora
Andrew J. Somora
Assistant Secretary

EXHIBIT INDEX
10.1	Stock Purchase Agreement by and between H&R Block, Inc., Block Financial LLC and Ameriprise Financial, Inc., dated as of August 12, 2008.